As filed with the Securities and Exchange Commission on May 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UR-Energy Inc.

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10758 W. Centennial Road, Suite 200

Littleton, CO 80127

(Address of Principal Executive Offices)

Amended and Restated Stock Option Plan 2005

Amended Restricted Share Unit Plan

(Full title of the plan)

Roger Smith

Chief Financial Officer

Ur-Energy Inc.

10758 W. Centennial Road, Suite 200

Littleton, CO 80127

Telephone: 866-981-4588
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to: Deborah Friedman Davis Graham & Stubbs LLP 1550 Seventeenth Street, Suite 500 Denver, Colorado 80202 Telephone: 303-892-9400

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (3)	Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares not subject to outstanding options (1)	2,216,000
Common shares reserved for issuance (2)	2,216,000
Total to be registered(5)	2,216,000	$1.055	$2,337,880.00	$267.92

(1)	Common shares, no par value, offered by Ur-Energy Inc. (the “Company”) pursuant to its Amended and Restated Stock Option Plan 2005 (the “Option Plan”).
(2)	Common shares, no par value, reserved for issuance by the Company pursuant to its Amended Restricted Share Unit Plan (the “RSU Plan”).
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any securities that may be offered or issued pursuant to the Option Plan or the RSU Plan, as applicable, as a result of adjustments for stock dividends, stock splits and similar changes.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The calculation of the registration fee is based upon the average of the high and low prices of the Company’s common shares on May 8, 2012 as quoted for such date on the NYSE Amex.
(5)	The aggregate number of common shares that may be issuable at any given time upon the exercise of options under the Option Plan and the redemption of restricted share units under the RSU Plan, each as amended from time to time, shall not exceed ten percent (10%) of the issued and outstanding common shares of the Company as at the grant date of such options and restricted share units. As of March 31, 2012, the Company had 121,062,734 issued and outstanding common shares.

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering (i) an additional 2,216,000 common shares, no par value, of the Company that may be issued pursuant to its Option Plan, and (ii) an additional 2,216,000 common shares, no par value, of the Company that may be issued pursuant to its RSU Plan. In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of:

(i) the registration statement on Form S-8 filed by the Company with respect to the Option Plan on August 20, 2008 (Registration No. 333-153098, registering 9,324,361 common shares issuable under the Option Plan);

(ii) the registration statement on Form S-8 filed by the Company with respect to the Option Plan on August 6, 2010 (Registration No. 333-168590, registering 565,639 common shares issuable under the Option Plan) (together with Registration No. 333-153098, registering a total of 9,890,000 common shares issuable under the Option Plan); and

(iii) the registration statement on Form S-8 filed by the Company with respect to the RSU Plan on August 6, 2010 (Registration No. 333-168589, registering 9,890,000 common shares issuable under the RSU Plan), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

As used in this Registration Statement, the term “Company” or “Registrant” refers to Ur-Energy Inc. and its subsidiaries.

PART I

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to the participants in the Option Plan or the RSU Plan, as applicable, as required by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to General Instruction E to Form S-8, taken together, constitute a prospectus for the Option Plan or the RSU Plan, as applicable, which meets the requirements of Section 10(a) of the Securities Act.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Commission are hereby incorporated into this Registration Statement by reference as of their date of filing with the Commission:

(a) The Company’s Annual Report on Form 40-F for the year ended December 31, 2011 (File No. 001-33905);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 40-F filed with the Commission on March 5, 2012 incorporated by reference herein pursuant to (a) above.

(c) The description of the Company’s common shares contained in the Company’s registration statement on Form 40-F (File No. 001-33905) filed with the Commission on January 7, 2008, and as amended on July 7, 2008, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

In addition, unless otherwise stated herein, all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under this Registration Statement have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated by, or deemed incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit No.	Description of Exhibit
4.1	Ur-Energy Inc. Amended and Restated Stock Option Plan 2005
4.2	Ur-Energy Inc. Amended Restricted Share Unit Plan
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of C. Stewart Wallis, P.Geo, of Sundance Geological Ltd.
24.1	Power of Attorney (included on signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Littleton, Colorado, on May 11, 2012.

UR-ENERGY Inc.

By:	/s/ Roger Smith
Name:	Roger Smith
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Roger Smith and Penne A. Goplerud, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits and schedules thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wayne W. Heili	President, Chief Executive Officer and Director	May 10, 2012
Wayne W. Heili	(Principal Executive Officer)

/s/ Roger Smith	Chief Financial Officer (Principal Financial and
Roger Smith	Accounting Officer)	May 10, 2012

/s/ Jeffrey T. Klenda	Chairman and Director	May 10, 2012
Jeffrey T. Klenda

/s/ W. William Boberg	Director	May 10, 2012
W. William Boberg

/s/ James M. Franklin	Director	May 10, 2012
James M. Franklin

/s/ Paul Macdonell	Director	May 10, 2012
Paul Macdonell

/s/ Thomas Parker	Director	May 10, 2012
Thomas Parker

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Ur-Energy Inc. Amended and Restated Stock Option Plan 2005
4.2	Ur-Energy Inc. Amended Restricted Share Unit Plan
5.1	Opinion of Fasken Martineau DuMoulin LLP
23.1	Consent of Fasken Martineau DuMoulin LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of C. Stewart Wallis, P.Geo, of Sundance Geological Ltd.
24.1	Power of Attorney (included on signature page of this Registration Statement)